Exhibit 10.2

TRANSPORTATION SERVICE AGREEMENT H001 Revision #1

SYSTEM: Churchtown      Holmesville   X   North Trumbull

***SELECT ONLY ONE***

THIS AGREEMENT, made and entered into as of the 1st day of April 2013 by and between COBRA PIPELINE CO. LTD. (“Company”) and Northeast Ohio Natural Gas Company. (“Customer”)

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Transportation Service to be Rendered. In accordance with the provisions of the effective applicable transportation service provisions of Company’s Tariff, on file with the Public Utilities Commission of Ohio (PUCO), and the terms and conditions herein contained, Company shall receive the quantities of gas requested by Customer to be transported and shall redeliver said gas to Customer’s Delivery Point(s). The Point(s) of Receipt, Customer’s Delivery Point(s), the Maximum Daily Quantity (MDQ) if applicable and the quality of service shall be set forth in Section 7 of this Transportation Service Agreement.

Section 2. Incorporation of Tariff Provisions. This Transportation Service Agreement shall be subject to the provisions of the Company’s Tariff PUCO No. 1, as the same may be amended or superseded from time to time, which is incorporated herein by this reference.

Section 3. Regulation. This Transportation Service Agreement is contingent upon the receipt and continuation of all necessary regulatory approvals and authorizations. This Agreement shall become void or expire, as appropriate, if any necessary regulatory approval or authorization is not so received or continued.

Section 4. Term. This Transportation Service Agreement shall become effective as of the Customer’s April 2013 billing cycle following its execution and shall continue through the last day of Customer’s April 2014 billing cycle, provided however, that the Agreement shall continue in effect after that date on a year-to-year basis with each term ending on the last day of Customer’s April billing cycle, unless terminated in accordance with this section.

Customer may terminate this Agreement, effective as of the end of the applicable April 2014 billing cycle consistent with the above terms, or request a change in the level or quality of service, upon written notice to Company on or before the preceding April 30th, 2014. Company will approve or deny any request by Customer to change the level or quality of service, to be effective as of the beginning of its April billing cycle, on or before the preceding April, or as soon thereafter as practicable.

Section 5. Notices. Any notices, except those relating to billing or interruption of service, required or permitted to be given hereunder shall be effective only if delivered personally to an officer or authorized representative of the party being notified, or if mailed by certified mail to the address provided in Section 7 of this Agreement.

Section 6. Cancellation of Prior Agreements. This agreement supersedes and cancels, as of the effective date herein, any previous service agreements between the parties hereto.

Section 7. Meter Data *  See “Exhibit A” Points of receipt into Cobra Pipeline Company

  *  See “Exhibit B” Points of delivery from Cobra Pipeline Company

TRANSPORTATION SERVICE AGREEMENT No. H001 Revision #1

SYSTEM: Churchtown    Holmesville  X  North Trumbull

***SELECT ONLY ONE***

C. TRANSPORTATION SERVICE

Quality of Service:	FIRM (X) Maximum Daily Quantity (MDQ): 1,825 Dth

INTERRUPTIBLE ( )

Production Gas Heat Content*:              Btu/cubic foot (attach latest sample test)

Shrinkage: 3.5%; After a date not earlier than three years from the date of the Entry of the Public Utilities Commission approving Cobra’s Tariff, P.U.C.O. No. 1, and each calendar year thereafter during the term hereof as that term may be extended pursuant to Section 4 of this Transportation Service Agreement, Company may adjust this shrinkage percentage to reflect its operating experience.

Balancing Time Period: Monthly

D. PROCESSING AND COMPRESSION SERVICE* (applicable only if heat content is greater than 1,130 Btu/cu. ft.):

Accepted: (X)

E. NOTICES

To Cobra:	To Customer:

Cobra Pipeline Co. Ltd	Northeast Ohio Natural Gas Company
3511 Lost Nation Rd. Suite 213	5640 Lancaster Newark Rd
Willoughby, Ohio 44094-7789	Pleasantville, OH 43148
Attention: Customer Service	Attention: Martin Whelan
Phone: 440-255-1945	Phone: 740-862-3300
Fax: 440-255-1985	Fax: 740-862-6330

IN WITNESS WHEREOF, the parties hereto have accordingly and duly executed this Agreement as of the date hereinafter first mentioned.

Cobra Pipeline Company, LTD.			Northeast Ohio Natural Gas Company

X	/s/ Jessica Carothers		X	/s/ Martin Whelan

	By:	Jessica Carothers		By:	Martin Whelan
	Title:	Accounting Manager		Title:	Vice President

Addendum to contract H001 Revision #1 between Cobra Pipeline Company and Northeast Ohio Natural Gas Company.

Cobra Pipeline Company, LTD agrees to extend Northeast Ohio Natural Gas Company the right of first refusal to any additional Firm Transport Volumes requested on the Holmesville System from any other transporter.

Cobra Pipeline Company Ltd.		Northeast Ohio Natural Gas Company

/s/ Jessica Carothers		/s/ Martin Whelan

Date	04/01/2013	Date	04/01/2013